UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2005

VIVUS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

650-934-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE

On March 10, 2005, VIVUS, Inc. (the “Company”) issued a press release announcing the pricing of its underwritten public offering of 6,250,000 shares of common stock at a public offering price of $3.40 per share (the “Offering”) under the Company’s previously filed shelf Registration Statement on Form S-3 (File No. 333-121519), which was declared effective by the Securities and Exchange Commission on January 7, 2005 (the “Registration Statement”). A copy of the press release is attached to this report as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 8.01.  OTHER EVENTS

On March 9, 2005, the Company entered into an underwriting agreement related to the Offering with SG Cowen & Co., LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters.  The underwriting agreement is being filed as exhibit 1.1 to this report.

This Current Report is being filed for the purpose of incorporating the information from the underwriting agreement attached as an exhibit hereto by reference into this report and into the Registration Statement.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 9, 2005 among the Company, SG Cowen & Co., LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters.
99.1	Press release dated March 10, 2005 announcing the pricing of the Company’s underwritten common stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris Vice President, Finance and Chief Financial Officer

Date:  March 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 9, 2005 among the Company, SG Cowen & Co., LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters.
99.1	Press release dated March 10, 2005 announcing the pricing of the Company’s underwritten common stock offering.